EXHIBIT 99.1

VeriFone Announces Nomination of Jonathan I. Schwartz to Board of Directors

Technology veteran and former Sun Microsystems CEO standing for election as board member; Dr. Leslie Denend, Jeff Stiefler to depart

SAN JOSE – May 6, 2014 – VeriFone Systems, Inc. (NYSE: PAY), today announced the nomination of former Sun Microsystems CEO Jonathan I. Schwartz, as a board member at the company’s 2014 Annual Meeting of Stockholders scheduled for June 17, 2014. Additionally, the company announced that both Dr. Leslie Denend, a board member and current board chairman, and board member Jeff Stiefler, will not stand for re-election. If elected, current board member Alex W. (Pete) Hart will assume the role of board chairman.

Schwartz has broad technology expertise, and brings extensive operational and strategic experience as a chief executive officer to the VeriFone board. He is currently president and CEO of CareZone, Inc., a mobile application for family caregivers, which he co-founded in 2010.  Schwartz previously served as CEO and board member for Sun Microsystems prior to its acquisition by Oracle Corp., and was also the founder, president and CEO of Lighthouse Design, Ltd., a software company ultimately acquired by Sun Microsystems in 1996. He began his career with McKinsey & Co. Schwartz currently serves on the board of directors for Silver Spring Networks, Inc. and Jut, Inc.

“VeriFone is a company that is well-poised to benefit as an enabler of the next generation of global commerce, and is on an exciting trajectory under its new leadership team,” said Schwartz. “I look forward to working with VeriFone’s board and management team to help the company realize its full potential.”

“We are excited that Jonathan has agreed to join our Board and, once our shareholders have spoken, his business and innovation acumen will serve as a valuable resource in helping VeriFone evolve as a company, enable the next generation of commerce, and meet our clients’ needs in this changing payments landscape,” said VeriFone CEO Paul Galant. “Additionally, we are very grateful for the guidance and service provided by Les and Jeff during their years as members of the board, and I want to thank them for their contributions.”

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About VeriFone Systems, Inc. (www.verifone.com)
VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for VeriFone Systems, Inc.
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business initiatives and whether the expected benefits of our plan and initiatives are achieved, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to successfully integrate acquired businesses into our business and operations, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information
This press release may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with VeriFone's 2014 Annual Meeting. VeriFone, its directors and certain of its executive officers and employees may be deemed to be participants in such solicitation. Information concerning such participants will be available in VeriFone’s proxy statement in connection with the 2014 Annual Meeting, which will be filed with the Securities and Exchange Commission (the "SEC"). The proxy statement and any other relevant documents filed with the SEC will be, when filed, available free of charge at www.sec.gov and http://ir.verifone.com. Security holders are advised to read the proxy statement and any other relevant documents filed when they become available because they will contain important information.

Media Contact:
Andy Payment
VeriFone Systems
Tel: +1 (770) 754-3541
andy.payment@verifone.com